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                                                                       EXHIBIT 5

                             [CATALYST LETTERHEAD]


September 8, 1999


BY FAX, COURIER AND EMAIL


Biometric Security Corp.
Suite 1940
400 Burrard Street
Vancouver, British Columbia
V6C.3A6


Attention: To Whom it May Concern

Dear Sirs:

RE:  PROPOSED CONTINUATION OF BIOMETRIC SECURITY CORP. (THE "COMPANY")


We act as counsel for the Company in connection with its proposed continuation out of the State of Wyoming into the Province of British Columbia (the "Continuation") and the registration of the Company's securities to be transferred pursuant to such Continuation by filing a Form S-4 registration statement (No. 333-78009), as amended (the "Form S-4") with the U.S. Securities and Exchange Commission.


We have considered such questions of law and examined such corporate records, certificates, officers' certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies.

We have been advised by the Company's registrar and transfer agent that, as at September 7, 1999, the issued and outstanding share capital of the Company consisted of 57,684,208 common shares without par value (pre-consolidation)(the "Shares").

We are solicitors qualified to carry on the practice of law in the Province of British Columbia only and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Based on and subject to the foregoing, we are of the opinion that, upon the Continuation, the Shares will be legally issued, fully paid and non-assessable common shares in the capital of the Company.


We hereby consent to the filing of this opinion as an exhibit to the Form S-4 and to the reference to this firm appearing under the heading "Legal Matters" in the related Proxy Statement/Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the General Rules and Regulations of the U.S. Securities and Exchange Commission thereunder.

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September 8, 1999
Page 2.
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This opinion may only be used for the purposes of filing the Form S-4 with the
U.S. Securities and Exchange Commission in connection with the Company's registration of its securities in respect of the Company's proposed Continuation into the Province of British Columbia and out of the State of Wyoming.


Yours very truly,


CATALYST



/s/ [CATALYST]